CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. (the "Company") of our report, dated March 27, 2000 (with respect to the reissuance of the report of independent auditors on the 1999 financial statements of Serif (Europe) Limited, January 26, 2001), with respect to our audit of the financial statements of the Company and our report, dated March 20, 2000, with respect to our audit of the financial statements of Renaissance Computer Art Center, Inc., included in the Company's amendment on Form 10-KSB/A to its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Our report, dated March 27, 2000 (with respect to the reissuance of the report of independent auditors on the 1999 financial statements of Serif (Europe) Limited, January 26, 2001), with respect to our audit of the financial statements of the Company, which is based in part upon the report of other independent auditors, contains explanatory paragraphs regarding a Federal income tax matter described in Note 8 to the financial statements and the reissuance of the report of independent auditors on the 1999 financial statement of Serif (Europe) Limited described in Note 16 to the financial statements.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP

New York, New York
January 26, 2001